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                                                                     EXHIBIT 3.4
                                                                     -----------
                                  BY-LAWS OF
                       ALASKA REMEDIATION SERVICES CORP.

                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     Section 1.  The registered office shall be located in Juneau, Alaska.

     Section 2. The Corporation may also have offices at such other places both within and without the State of Alaska as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                   ----------

                        ANNUAL MEETINGS OF SHAREHOLDERS
                        -------------------------------

     Section 1. All meetings of shareholders for the election of directors shall be held at a place within or without the State of Alaska as may be fixed from time to time by the Board of Directors.

     Section 2. Annual meetings of shareholders, commencing with the year 1998, shall be held on the date designated by the Board of Directors at 10:00 o'clock A.M., or at such other hour as may be designated in the notice of said meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than twenty or more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, the
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officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                  ARTICLE III
                                  -----------

                        SPECIAL MEETINGS OF SHAREHOLDERS
                        --------------------------------

     Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Alaska as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors, the chairman of the Board of Directors, the president or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than twenty or more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV
                                   ----------

                           QUORUM AND VOTING OF STOCK
                           --------------------------

     Section 1. The holders of a majority of the shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the

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transaction of business except as otherwise provided by statute or by the
Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the Articles of incorporation.

     Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in the Articles of Incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

     Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote on the action.

                                   ARTICLE V
                                   ---------

                                   DIRECTORS
                                   ---------

     Section 1. The number of directors, which shall not be less than three (unless all of the shares of the Corporation are owned of record by one or two shareholders in which case the

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number of directors may be less than three but not less than the number of shareholders), may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of directors shall fail to fix the number of directors to be elected, the number elected shall be deemed to be the number of directors so fixed.

     Section 2. Unless otherwise provided in the Articles of Incorporation and except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office and until his successor shall have been elected and qualified. A director elected to till a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

     Section 3. The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

     Section 4. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Alaska, at such place or places as they may from time to time determine.

     Section 5. The Board of Directors, by the affirmative vote of a majority of the directors then in office shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

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                                   ARTICLE VI
                                   ----------

                      MEETINGS OF THE BOARD OF  DIRECTORS
                      -----------------------------------

     Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Alaska.

     Section 2. Regular meetings of the Board of Directors may be held with or without notice, at such time and at such place as shall from time to time be determined by the Board.

     Section 3. Special meetings of the Board of Directors may be called by the chairman of the board, the president, a vice-president, the secretary or a director. A special meeting shall be held upon either notice in writing sent ten days before the meeting or notice by electronic means, personal messenger, or comparable person-to-person communication given at least twenty-four hours before the meeting. The notice shall include disclosure of the business to be transacted and the purpose of the meeting.

     Section 4. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5. A majority of the number of directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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                                  ARTICLE VII
                                  -----------

                              EXECUTIVE COMMITTEES
                              --------------------

     Section 1. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by the By-Laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.


                                  ARTICLE VIII
                                  ------------

                                    NOTICES
                                    -------

     Section 1. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated for notice, shall be deemed equivalent to the giving of such notice.


                                  ARTICLE IX
                                  ----------

                                   OFFICERS
                                   --------

     Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a treasurer. The Board of Directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

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     Section 2.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 3. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

THE PRESIDENT
-------------

     Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

THE VICE-PRESIDENTS
-------------------

     Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such

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other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES
---------------------------------------

     Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from rime to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS
--------------------------------------

     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the

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Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     Section 12. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     Section 13. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE X
                                   ---------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

CERTIFICATES FOR SHARES
-----------------------

     Section 1. The shares of the Corporation shall be represented by a certificate. Certificates shall be signed by the president or a vice-president and the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

     Section 2. The signatures of the president or vice-president and the secretary or assistant secretary of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificate

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is issued, the certificate may be issued by the Corporation with the same effect as if the officer were an officer at the date of its issue.

LOST CERTIFICATES
-----------------

     Section 3. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFER OF SHARES
------------------

     Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

CLOSING OF TRANSFER BOOKS
-------------------------

     Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or an adjournment thereof, or determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of

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shareholders, such books shall be closed for at least twenty days immediately preceding such meeting.

     Section 6. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for the determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than twenty days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof

REGISTERED SHAREHOLDERS
-----------------------

     Section 7. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Alaska.

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LIST OF SHAREHOLDERS
--------------------

     Section 8. The officer or agent having charge of the transfer books for shares shall make, at least twenty days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period of twenty days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to the shareholders who are entitled to examine such list or share ledger or transfer book or to vote at a meeting of the shareholders.

DIVIDENDS
---------

     Section 9. Subject to the provisions of the Articles of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Articles of Incorporation.

     Section 10. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other

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purpose as the directors shall think conducive to the interest of the
Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS
------

     Section 11. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR
-----------

     Section 12. The fiscal year of the Corporation shall end on December 31 of each calendar year.

SEAL
----

     Section 13. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Alaska". The seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

AMENDMENTS
----------

     Section 14. These By-Laws may be amended by the affirmative vote or the written consent of the Board of Directors.

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